UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

Cardica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2011 (the “Agreement Date”), Cardica, Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $10.0 million from time to time through MLV as the Company’s  sales agent.

MLV may sell the common stock by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), including sales made directly on or through The NASDAQ Global Market or any other existing trading market for the Company’s common stock in the United States or to or through a market maker.   MLV may also sell the common stock in privately negotiated transactions, subject to the Company's prior approval.  Subject to the terms and conditions of the Sales Agreement, MLV will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company's common stock from time to time, based upon the Company's instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company is not obligated to make any sales of common stock under the Sales Agreement.  The offering of shares of the Company’s common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Sales Agreement, (2) August 2, 2014 and (3) termination of the Sales Agreement. The Agreement may be terminated by MLV or the Company at any time upon 10 days notice to the other party, or by MLV at any time in certain circumstances, including but not limited to the occurrence of a material adverse change in the Company. The Company will pay MLV a commission equal to 3% of the gross proceeds of the sales price per share of any common stock sold through MLV under the Sales Agreement. The Company has also provided MLV with customary indemnification rights and, in certain circumstances, expense reimbursement for up to $25,000 of expenses.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.36 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into the Company's above-referenced shelf registration statement on Form S-3.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01.	Other Events.

As of June 30, 2011, there were 26,635,115 shares of the Company’s common stock outstanding.  As of the Agreement Date, the Company  had sold to Aspire Capital Fund (“Aspire”) an aggregate of 1,000,000 shares of the Company’s common stock, at an average price of $3.58 per share, pursuant to the Common Stock Purchase Agreement between the Company and Aspire, dated December 14, 2010, and previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 14, 2010 (the “Aspire Agreement”).  As of the Agreement Date, the Company can sell to Aspire up to an additional aggregate of $6,420,000 of common stock pursuant to the Aspire Agreement.

We have received Conformité Européenne, or CE Mark, certification for our Microcutter design and manufacturing processes and have completed the internal design verification process necessary to apply the CE Mark to the Microcutter XPRESS 30 for commercial use in Europe.  We initiated first-in-man use of the Microcutter XPRESS 30, with the CE Mark, in Europe in July 2011.  We have been advised by the U.S. Food & Drug Administration, or the FDA, that the FDA would require clinical data with respect to the staple design used in the planned microcutter product line as part of a 510(k) submission to the FDA with respect to potential clearance of the Microcutter XPRESS 30 and other products in the planned microcutter product line for marketing and sale in the United States.  We plan to conduct a single-arm trial in Europe to obtain the clinical data that we expect to be required and will seek to complete the clinical trial, including the patient follow-up that we anticipate will be required, by the end of calendar 2011.  We are working with the FDA to determine the required scope for this trial, and the timing of completion of the trial remains dependent on the outcome of these discussions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

5.1	Opinion of Cooley LLP.

10.36	At-The-Market Issuance Sales Agreement, dated August 3, 2011, by and between Cardica, Inc., and McNicoll, Lewis & Vlak LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)

Date: August 3, 2011	By:	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

Exhibits

Number	Description

5.1	Opinion of Cooley LLP.

10.36	At-The-Market Issuance Sales Agreement, dated August 3, 2011, by and between Cardica, Inc., and McNicoll, Lewis & Vlak LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

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